Exhibit 99.2

QHSLab Integrates Digital Medicine Assessments into Prominent Electronic Health Record (EHR) Company

This integration allows QHSLab access to more than 160,000 providers that are the exact match for target providers.

WEST PALM BEACH, FL, January 30, 2024 (GLOBE NEWSWIRE) — QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point-of-care technologies, is proud to announce the seamless integration of its digital medicine assessments with one of the nation’s top Electronic Health Record (EHR) Company. This update demonstrates promising growth for QHSLab in its mission to revolutionize provider workflow and elevate the quality of patient care.

The more than 160,000 providers utilizing this EHR system will now have direct access to QHSLab’s comprehensive suite of digital medicine assessments and monitoring tools, such as self-management patient education interventions designed to offer healthcare providers a comprehensive view of their patient’s total health. As an added benefit, these practitioners will also have point-of-care testing kits for one of today’s most common complaints in general medicine – allergies. With the addition of the AllergiQT™, physicians can confirm a patient’s allergies with an easy in-office allergy skin test in less than 20 minutes.

Key Advantages for Providers and Patients:

Enhanced Efficiency: Providers will now seamlessly access and review patient assessments within the EHR, negating the need to switch between multiple platforms. This integration simplifies workflow, saving crucial time and reducing administrative burdens, providing healthcare professionals with the bandwidth for better patient care.

Informed Decision-Making: Integrating QHSLab’s digital assessments within the EHR guarantees providers immediate access to comprehensive patient data. This empowers clinicians to make well-informed decisions, translating into more personalized and effective patient care plans.

Real-Time Updates: Patient health is dynamic, and QHSLab provides an ongoing snapshot of a patient’s reported feedback and complaints in real time. Patient data remains consistently updated, with changes in QHSLab’s assessments automatically reflected in the EHR. This ensures healthcare providers can access the most current information when making clinical decisions and care coordination treatment plans.

Seamless Collaboration: The integration fosters a collaborative approach to patient care. Providers can easily share and access patient assessments, nurturing a more connected healthcare ecosystem.

Patient Engagement: Through QHSLab’s digital assessments, patients actively engage in their healthcare journey. They can effortlessly complete assessments from their homes, making healthcare more convenient and accessible. This active involvement has the potential to yield superior patient outcomes. QHSLab also offers a suite of reimbursable assessments and interventions that allow practices to sustain themselves with a new revenue stream through the Company’s proven CPT code reimbursement strategy.

Troy Grogan, Chief Executive Officer at QHSLab, expressed his enthusiasm about this integration: “This collaboration represents a significant milestone for QHSLab. By merging our digital medicine services with EHRs of this caliber, we’re redefining how healthcare providers deliver patient care and reaching a broad, new audience for our platform. We’ve demonstrated a proven track record of success over the past 12 months, and this integration sets the stage for the next chapter of growth during 2024 and beyond.”

For more information about QHSLab, please visit www.qhslab.com

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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